Portfolio and Key Data as of 07/31/26, except CPR which is as of 08/06/26 or as stated otherwise.
ARMOUR Residential REIT, Inc.
Monthly Update August 2026
ARMOUR Residential REIT, Inc. (“ARMOUR”; NYSE: ARR) brings private capital into the mortgage markets to support home ownership for a broad and diverse spectrum of homeowners. We seek to create shareholder value through thoughtful investment and risk management of a leveraged and diversified portfolio of mortgage-backed securities issued or guaranteed by U.S
Government-sponsored entities. We rely on the decades of experience of our management team for (i) MBS securities portfolio analysis and selection, (ii) access to equity capital and repurchase financing at potentially attractive rates and terms, and (iii)
hedging and liquidity strategies to moderate interest rate and MBS price risk. We prioritize maintaining common share dividends appropriate for the intermediate term rather than focusing on short-term market fluctuations.
ARMOUR is externally managed by ARMOUR Capital Management LP, an SEC registered investment advisor, which is under common control with BUCKLER Securities LLC, an SEC registered broker-dealer and a member of FICC and FINRA. BUCKLER
Securities, LLC, is the largest provider of repurchase financing to ARMOUR. ARMOUR owns a 10.8% equity interest in BUCKLER
Securities LLC.

ARMOUR Portfolio Composition	% of Portfolio	Market Value (in $ millions)	Effective Duration
Agency CMBS	5.8%	1,265	6.11
30 Year Fixed Rate Pools	88.9%	19,486	4.87
Conventionals	86.5%	18,965	4.87
30yr 2.0s	1.1%	243	7.41
30yr 2.5s	1.0%	220	7.68
30yr 3.0s	2.9%	643	7.31
30yr 3.5s	4.7%	1,028	6.70
30yr 4.0s	4.2%	921	6.06
30yr 4.5s	8.4%	1,846	5.95
30yr 5.0s	19.6%	4,288	5.37
30yr 5.5s	27.3%	5,984	4.34
30yr 6.0s	15.4%	3,368	3.20
30yr 6.5s	1.9%	425	2.24
Ginnie Mae	2.4%	521	4.75
30yr 4.5s	0.8%	168	6.02
30yr 5.5s	1.6%	353	4.14
Agency Portfolio	94.6%	20,751

UMBS 30yr 5.5 TBA	1.8%	395	4.49
UMBS 30yr 6.0 TBA	0.9%	202	3.31
Net TBA Positions	2.7%	597

5yr US Treasury Longs	2.7%	582	3.86
US Treasury Long Positions	2.7%	582
Total Portfolio	100.0%	21,931

ARMOUR Key Data
Common Stock Price ($)	16.47
Debt-Equity (1)	7.6
Implied Leverage (2)	7.9
Liquidity (3) (in millions)	1,272.5
Liquidity as Percentage of Total Capital	50%
Q2 2026 Market Cap (in millions)	2,379.7

Dividend Information
August 2026 Common Dividend	0.24
Common Ex-Dividend Date/Record Date	8/17/2026
Pay Date	8/28/2026
Current Dividend Yield	17.5%

ARMOUR Portfolio CPR
Portfolio and Key Data as of 07/31/26, except CPR which is as of 08/06/26 or as stated otherwise.
Monthly Update August 2026

ARMOUR Repo Composition	Principal Borrowed (in $ millions)	% of Repo Positions with ARMOUR	Weighted Average Original Term (days)	Weighted Average Remaining Term (days)	Longest Maturity (days)
BUCKLER Securities LLC (4)	9,311	48.2%	43	15	70
All Other Counterparties	9,997	51.8%	41	17	48
Total (5)	19,309	100.0%	42	16

ARMOUR Interest Rate Swaps Maturity (months)	Notional Amount (in $ millions)	Weighted Average Remaining Term (months)	Weighted Average Rate
0-12	1,729	8	1.65
13-24	2,750	19	3.68
25-36	3,793	30	3.59
37-48	1,302	42	0.76
49-60	2,250	54	1.22
61-72	400	67	1.48
73-84	1,350	78	3.19
85-96	—	—	—
97-108	800	100	3.76
109-120	1,315	114	3.84
>120	825	175	4.23
Total	16,514	52	2.83

ARMOUR Hedge Type Notional (millions) (6)
Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute “forward-looking statements” made within the meaning of the safe harbor provisions of the United States Private Securities Litigation
Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,”
“intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,”  and similar expressions) should also be considered forward-looking statements. Forward-
looking statements include but are not limited to statements regarding the projections and future plans for ARMOUR’s business, growth and operational improvements. Because forward-
looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of
ARMOUR’s control. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. Additional information concerning these factors and risks are contained in the Company’s most recent annual and quarterly reports and other reports filed with the Securities and Exchange Commission.
ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the Company believes to be reliable as of today's date unless otherwise indicated. ARMOUR cannot guarantee future results, levels of activity, performance or achievements.
Pricing and duration information are estimates provided by independent third-party providers based on models that require inputs and assumptions. Actual realized prices and durations will depend on a number of factors that cannot be predicted with certainty and may be materially different from estimates.
AMOUNTS MAY NOT FOOT DUE TO ROUNDING.
THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND NOT REVIEWED BY OUR INDEPENDENT PUBLIC ACCOUNTANTS.
Footnotes
1.Total Repo divided by Shareholders’ Equity.
2.Implied Leverage is Total Repo plus TBA market value net of forward settling trades divided by Shareholders’ Equity.
3.Liquidity is cash plus unencumbered Agency and US Government securities. Excludes any forward settling trades.
4.BUCKLER Securities LLC is an SEC registered broker-dealer and a member of FICC and FINRA that is affiliated with ARMOUR.
5.Repo composition includes funding for US Treasury longs and margin collateral posted to ARMOUR.
6.ARMOUR’s Treasury Futures have a weighted average duration of 11.01 years.